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Exhibit 99.3

TERTIO TELECOMS LIMITED

FINANCIAL STATEMENTS
30 SEPTEMBER 2003
30 SEPTEMBER 2004

FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2004 AND 2003

Unaudited Group Profit and Loss Account	1
Unaudited Group Statement of Total Recognised Gains and Losses	2
Unaudited Group Balance Sheet	3
Unaudited Notes to the Accounts	4

UNAUDITED GROUP PROFIT AND LOSS ACCOUNT
FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2004

	Notes	2004 £000	2003 £000
Turnover	2	9,530	7,606
Cost of sales		(2,592)	(2,001)

Gross profit		6,938	5,605
Administrative expenses		(5,253)	(5,260)
Other operating income		—	93

Operating profit		1,685	438
Other interest receivable and similar income		90	62
Interest payable and similar charges		(7)	—

Profit on ordinary activities before taxation		1,768	500
Taxation on profit on ordinary activities		(48)	131

Profit for the period		1,720	631

The notes on pages 4 to 9 form part of these accounts.

UNAUDITED GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2004

	2004 £000	2003 £000
Group profit for the financial year	1,720	631
Exchange difference on retranslation of net assets of subsidiary undertaking	(76)	27

TOTAL RECOGNISED GAINS AND LOSSES RELATING TO THE PERIOD	1,644	658

The notes on pages 4 to 9 form part of these accounts.

UNAUDITED GROUP BALANCE SHEET
AT 30 SEPTEMBER 2004

	Notes	2004 £000	2003 £000
FIXED ASSETS
Tangible assets		489	269

CURRENT ASSETS
Debtors		8,865	8,277
Cash at bank and in hand		5,116	2,396

		13,981	10,673
CREDITORS: amounts falling due within one year		(4,509)	(3,312)

NET CURRENT ASSETS		9,472	7,361

TOTAL ASSETS LESS CURRENT LIABILITIES		9,961	7,630

CAPITAL AND RESERVES
Called up share capital		157	157
Share premium account		1,138	1,138
Other reserves		78	78
Profit and loss account		8,588	6,257

EQUITY SHAREHOLDERS' FUNDS		9,961	7,630

The notes on pages 4 to 9 form part of these accounts.

UNAUDITED NOTES TO THE ACCOUNTS
AT 30 SEPTEMBER 2004

1.
ACCOUNTING POLICIES

Accounting convention

        The accounts are prepared under the historical cost convention and in accordance with applicable accounting standards.

        The principal accounting policies are:

Basis of consolidation

        The group accounts consolidate the accounts of Tertio Telecoms Limited and its subsidiary undertaking drawn up to 30 September 2004 using the acquisition method of accounting. No profit and loss account is presented for Tertio Telecoms Limited as permitted by section 230 of the Companies Act 1985.

Statement of cash flows

        Exemption is taken from the requirements of FRS1 "Cash Flow Statements" by virtue of the company being a subsidiary undertaking where 90% or more of the voting rights are controlled within the group, and whose results are included in publicly available group accounts.

Turnover

        Turnover in respect of fixed price contracts is recognised as follows:

  i)
  90% by reference to the proportion of total contract costs incurred at the balance sheet date;

  ii)
  10% is recognised on acceptance by the customer.

        Turnover from maintenance contracts is recognised evenly over the term of the contract.

Tangible fixed assets and depreciation

        Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful life, as follows:

Leasehold improvements	—	10% pa straight line basis or over term of lease if lower
Computer Hardware	—	33 1/3% pa straight line basis
Computer Software	—	Straight line, over three years or less, depending on nature of software
Fixtures, fittings and equipment	—	20% pa straight line basis

        The carrying values of tangible fixed assets are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

Leasing and hire purchase commitments

        Assets held under finance leases, which are leases where substantially all the risks and rewards of ownership of the asset have passed to the company, and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives. The capital elements of future obligations under the leases and hire purchase contracts are included as liabilities in the balance sheet.

        The interest elements of the rental obligations are charged in the profit and loss account over the periods of the leases and hire purchase contracts and represent a constant proportion of the balance of capital repayments outstanding.

        Rentals payable under operating leases are charged against income on a straight line basis over the lease term.

Investments

        Fixed asset investments are stated at cost less provision for impairment in value.

Stocks

        Stocks are valued at the lower of cost and net realisable value.

Long-term contracts

        Amounts recoverable on long term contracts, which are included in debtors, are stated at the net sale value of the work done after provision for contingencies and anticipated future losses on contracts, less amounts received as progress payments on account. Progress payments received in advance are included in creditors as payments on account.

Research and development

        Research and development expenditure is written off as incurred.

Deferred taxation

        Deferred tax balances are recognised in respect of all timing differences that have originated but not reversed by the balance sheet date except that:

        —the recognition of deferred tax assets is limited to the extent that the company anticipates to make sufficient taxable profits in the future to absorb the reversal of the underlying timing differences.

        Deferred tax balances are not discounted.

Foreign currencies

        Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction.

        Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date and any differences are taken to the profit and loss account.

        The results of overseas operations are translated at the average rates of exchange during the year, and their balance sheets translated into sterling at the rates of exchange at the balance sheet date. Exchange differences which arise from translation of the opening net assets and results of foreign subsidiary undertakings, and from translating the profit and loss account at an average rate are taken to reserves.

Pensions

        The pension costs charged in the accounts represent the contributions payable by the company during the year in accordance with SSAP 24.

2.
TURNOVER

        Turnover, which is stated net of value added tax, represents amounts invoiced to third parties, except in respect of fixed price long-term contracts where turnover represents the sales value of work done in the year, including estimates in respect of amounts not invoiced. Turnover in respect of fixed price long-term contracts is calculated as that proportion of total contract value which costs incurred to date bear to total expected costs for the contract. Turnover is attributable to one continuing principal activity and the split between turnover, by destination, in the United Kingdom and outside the United Kingdom is shown below.

	2004 £000	2003 £000
United Kingdom	5.207	3,345
Europe	3.246	2,802
Rest of World	1,077	1,459

	9,530	7,606

3.
TAXATION

Analysis of charge in period

	2004 £000	2003 £000
Current Tax
UK corporation tax on profits of the period	112	(60)
Research & development tax credit received	—	(71)
Overseas taxation	(64)	—

Tax on profit on ordinary activities	48	(131)

        There are no deferred tax balances

Reconciliation of tax charge

        The tax assessed for the year is lower than the standard rate of corporation tax in the UK. The differences are explained below:

	2004 £000	2003 £000
Profit/(loss) on ordinary activities before tax	1,768	500

Profit/(loss) on ordinary activities at the standard rate of corporation tax in the UK of 30% (2003 - 30%)	530	150
Tax effects of:
Income not subject to UK tax	—	6
Expenses not deductible for tax purposes	13	5
Depreciation for year in excess of capital allowances	(5)	2
Higher rate tax on overseas earnings	(64)	—
Other timing differences	(33)	(9)
Research & Development expenditure	(135)	(132)
Research & development tax credits received	—	(71)
Utilisation of profits brought forward	(265)	(63)
Under provision in prior period	7	(12)
Marginal relief	—	(7)

Current tax charge/(credit) for the period	48	(131)

4.
RECONCILIATION TO US GAAP

        The accompanying unaudited group financial statements are presented in accordance with UK GAAP, which differ in certain significant respects from US GAAP. The significant differences that affect net income and net investment of the business are set forth below:

		Nine months ended
	Note	30 September 2004 £000	30 September 2003 £000
Reconciliation of net income from UK GAAP to US GAAP:
Net income as reported in the group profit and loss account under UK GAAP		1,720	631
Revenue recognition	(a)	135	(25)
Holiday pay	(b)	11	13

Net income in accordance with US GAAP		1,866	619
Tax effect of US GAAP adjustments		(43)	3

Net income in accordance with US GAAP		1,823	622

		Nine months ended
	Note	30 September 2004 £000	30 September 2003 £000
Reconciliation of net investment from UK GAAP to US GAAP:
Net investment as reported in the in the group balance sheet under UK GAAP		9,961	7,630
Revenue recognition	(a)	282	133
Holiday pay	(b)	(34)	(38)

Net investment in accordance with US GAAP		10,209	7,725
Tax effect of US GAAP adjustments		(74)	(29)

Net investment in accordance with US GAAP		10,135	7,696

  (a)
  Revenue recognition

        As permitted by UK GAAP, the group has accounted for turnover in respect of fixed price contracts as follows:

  i)
  90% of turnover is recognised by reference to the proportion of total contract costs incurred at the balance sheet date; and

  ii)
  10% is recognised on acceptance by the customer.

        Turnover from maintenance contracts is recognised evenly over the term of the contract.

        Under US GAAP, revenue is recognised in accordance with Statements of Position ("SOP'), 97-2, "Software Revenue Recognition," as amended and interpreted by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with respect to certain transactions." In addition the group has adopted Staff Accounting Bulletin, or SAB, No. 104, "Revenue Recognition," which provides further interpretive guidance on the recognition, presentation and disclosure of revenue in financial statements. The group derives revenue from licence fees and services under the terms of both fixed-price and time-and-materials contracts. Licence fees and related services revenue consists of revenue from contracts involving software products and related services. Other services revenue consists of revenue from custom software development, systems integration of third party products, annual maintenance and support contracts, professional services and training.

        Licence fees and related services revenue is generated from fixed-price contracts that provide for both licences and services. Revenue under these arrangements, where the services are essential to the functionality of the delivered software, is recognized using the percentage-of-completion method of accounting, in accordance with SOP 81-1, "Accounting for Long-Term Construction Type Contracts". The percentage of completion for each contract is determined based on the ratio of total costs to date to total estimated contract costs. Amounts billed in advance of services being performed are recorded as unearned revenue. Unbilled work-in-progress represents revenue earned but not yet billable under the terms of the fixed-price contracts and all such amounts are expected to be billed and collected during the succeeding 12 months.

        In arrangements where the services are not essential to the functionality of the delivered software, licence revenue is recognised when a licence agreement has been signed, delivery has occurred, the fee is fixed or determinable and collectibility is probable. Where applicable, fees from multiple element arrangements are unbundled and recorded as revenue as the elements are delivered to the extent that vendor specific objective evidence ("VSOE") of fair value exists. If VSOE does not exist, fees from such arrangements are deferred until the earlier of the date that VSOE does exist or all of the elements are delivered.

        Services revenue provided under fixed-price contracts is generally recognised using the percentage-of-completion method of accounting described above. Revenue from professional services provided pursuant to time-and-materials contracts and training are recognised as the services are performed.

        Annual customer support and maintenance revenue is recognised rateably over the service period, which is generally 12 months. When maintenance or training services are bundled with the original licence fee arrangement, their fair value is deferred and recognised during the periods such services are provided.

        The group may encounter budget and schedule overruns on fixed price contracts caused by increased material, labor or overhead costs. Adjustments to cost estimates are made in the periods in which the facts requiring such revisions become known. Estimated losses, if any, are recorded in the period in which current estimates of total contract revenue and contract costs indicate a loss.

  (b)
  Holiday pay

        Under UK GAAP there is no specific requirement to provide for outstanding holiday pay and no provision has historically been made.

        Under US GAAP, FAS 43 "Accounting for Compensated Absences", requires employers to recognise an obligation for employees' rights to receive compensation for future absences including outstanding holiday pay.

5.
CASH FLOW STATEMENTS

        The principal difference between UK GAAP cash flow statements (under Financial Reporting Standard 1 (revised 1996) "Cash Flow Statements" (FRS 1 revised)) and US GAAP cash flow statements (Statement of Financial Accounting Standards No. 95 "Statement of Cash Flows" (SFAS 95)) is in respect of classification. Under UK GAAP, cash flows are presented separately for operating activities, dividends from joint ventures and associates, returns on investment and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. US GAAP only requires three categories of cash flow activity being operating, investing and financing.

        Cash flows arising from dividends from joint ventures and associates (unconsolidated affiliates), taxation and returns on investments and servicing on finance under UK GAAP would be included as operating activities under US GAAP. Capital expenditures and financial investments would be included as investing activities under US GAAP and equity dividends paid would be classified as a financing activity under US GAAP.

        Exemption has been taken from the requirements of FRS1 "Cash Flow Statements" by virtue of the company being a subsidiary undertaking where 90% or more of the voting rights are controlled within the group, and whose results are included in publicly available group accounts.

        A cash flow statement under US GAAP is as follows:

	Nine months ended
	30 September 2004 £000	30 September 2003 £000
Cash flows from operating activities:
Net income	1,823	622
Depreciation	142	194
Change in operating assets and liabilities:
Accounts receivable	(420)	702
Other receivables	210	(44)
Due from group undertakings	(2)	—
Accounts payable	(108)	(256)
Accrued expenses and other liabilities	1,127	609
Unearned revenue	(530)	(1,350)
Payroll taxes payable	(137)	(298)
Income taxes payable	55	219

Net cash provided by operating activities	2,160	398
Cash flows from investing activities:
Purchase of property and equipment	(395)	(100)

Cash flows from financing activities:
Capital lease obligations	(2)	(12)

Increase in cash and cash equivalents	1,763	286
Cash and cash equivalents at the beginning of the year under US GAAP	3,353	2,110

Cash and cash equivalents at the end of the year under US GAAP	5,116	2,396

Supplemental disclosure of other cash and non-cash financing transactions:
Interest paid	7	—
Interest received	(90)	(62)
Income taxes paid/(received)	36	(353)

6.
SUBSEQUENT EVENTS

        On 1 November 2004, the group headed by Tertio Telecoms Limited was acquired by Evolving Systems, Inc., a company incorporated in the United States of America. From this date, Evolving Systems, Inc. became the immediate and ultimate parent undertaking of the group.

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  Exhibit 99.3
UNAUDITED GROUP PROFIT AND LOSS ACCOUNT FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2004
UNAUDITED GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES FOR THE NINE MONTHS ENDED 30 SEPTEMBER 2004
UNAUDITED GROUP BALANCE SHEET AT 30 SEPTEMBER 2004
UNAUDITED NOTES TO THE ACCOUNTS AT 30 SEPTEMBER 2004